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                                                                     EXHIBIT 4.1
                           SHORT TERM PROMISSORY NOTE

US$60,000.00                                                       June 01, 2004

         FOR VALUE RECEIVED, Voyager One, Inc. promises to pay to the order of Castle Hill Advisory Group at such place as the holder of this Note may from time to time designate, the principal sum of Sixty Thousand and 00/100 (US$60,000.00) together with simple interest from the date hereof at the rate of six percent (6) per annum on the principal balance.

         A one installment payment will be due one hundred fifty (150) calendar days from the day when Voyager One, Inc. receives free and clear funds from the holder of the note. The amount of the payment will be for Sixty One Thousand Five Hundred and 00/100 (US$61,500.00).

         All payments on account of the indebtedness evidenced by this note shall be first applied to interest in the unpaid principal balance and the remainder to principal.

         All parties to this note severally waive presentment for payment, notice of dishonor, protest and notice of protest.

         This Notes purpose is restructuring debt owed to Castle Hill Advisory Group currently in the form of A/P into a N/P with terms beneficial to improving the companies current cash situation.


Voyager One, Inc.                              Sebastien C. DuFort
859 West End Court
Suite I                                        BY:  /S/  SEBASTIEN C. DUFORT
Vernon Hills, IL 60061                              ----------------------------
Phone: 847-984-6200                                 SIGNATURE & DATE
Fax: 847-984-6201

BY:     /S/  JOHN A. LICHTER
     ---------------------------
         SIGNATURE & DATE
         JOHN LICHTER
         CEO

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                                   CONSENT TO
           AMENDMENT OF SHORT TERM PROMISSORY NOTE DATED JUNE 1, 2004


         FOR VALUE RECEIVED, the undersigned, Castle Hill Advisory Group and Voyager One, Inc., a Nevada corporation, hereby consent to an Amendment of the terms of the Short Term Promissory Note dated June 1, 2004, attached as Exhibit A hereto, as follows:

     1. The one installment payment due date is hereby extended from November 1, 2004 to the later of March 1, 2005 or ninety (90) days after Voyager One, Inc.'s registration statement filed August 26, 2004 has been declared effective. Simple interest has accrued since June 1, 2004 and shall continue to accrue at the rate of six percent (6%) per annum on the principal balance of $60,000.00 until paid.

     2. This Consent is effective November 1, 2004 regardless of when it is signed. The remaining terms of the original note dated June 1, 2004 shall remain in full force and effect.

         "Payor"                            "Payee"


Name:    Voyager One. Inc.                  Castle Hill Advisory Group
Address: 859 West End Court
         Vernon Hills, IL   60061
Phone    847-984-6200
Fax      847-984-6201

         By: /S/ JOHN A. LICHTER 11/1/04    By: /S/ SEBASTIEN C. DUFORT 11/1/04
             ----------------------------       -------------------------------
             Signature & Date                   Signature & Date
             John A. Lichter                    Sebastien C. DuFort
             CEO                                President